Exhibit 10.72

Meade Instruments Corporation
6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200 U.S.A.
(949) 451-1450 ■ FAX: (949) 451-1460 ■ www.meade.com

April 28, 2006

Dear Mr. Muellner:

This letter contains Meade Instruments Corporation’s (the “Company”) offer of employment for the position of Chief Executive Officer and President. You will report directly to the Company’s Board of Directors, with a starting date of May 8, 2006 (the “Start Date”). The terms of this offer are as follows:

•	In this position, your annualized base salary will be $350,000, which equates to approximately $6,730.77 per week. You will also be eligible to participate in the company’s Fiscal Year 2007 bonus pool, the total amount of which will be up to 50% of your base salary. The terms and conditions of this bonus will be subject to a written agreement to be executed by you and the Company.

•	This offer will also include appointment as a member of the Company’s Board of Directors.

•	Subject to the terms of the Meade Instruments Corp.1997 Stock Incentive Plan (the “Plan”), and an applicable stock option agreement, you will receive options to purchase 500,000 shares of Meade common stock pursuant to the Plan with an exercise price equal to the then current market price on the Start Date. Contingent upon approval by the Company’s shareholders and subject to an applicable stock option agreement, you will receive options to purchase 200,000 shares of Meade common stock outside of the Plan with an exercise price equal to the then current market price on the Start Date. All such options will become exercisable in 25% increments beginning on the first anniversary of the option date and on each such anniversary until the options are exercisable in full.

•	You will be eligible to participate in the Meade Instruments Corp. Employee Stock Ownership Plan, subject to the terms of such Plan.

•	You and your eligible dependents will be eligible to join Meade’s group medical plan, provided an enrollment application is completed and returned to Human Resources within 31 days of eligibility. All company benefits will be explained in detail in your New Hire Orientation package.

•	You will be entitled to three weeks paid vacation each twelve-month period, which shall accrue on a pro rata basis from the date employment commences. The total maximum accrued vacation cannot exceed six weeks.

•	You will be employed “at will” and your employment relationship can be terminated by either you or by Meade Instruments at will at any time, with or without notice, and with or without cause. In the event your employment is terminated without cause, you will be entitled to receive a lump-sum payment equal to 50% of your annualized base salary. After one-year of service, you will be entitled to receive a lump-sum payment equal to100% of your annualized base salary. The “at will” nature of your employment cannot be changed or modified absent an express written agreement signed by both you and the Board of Directors of the Company. In the event of a change in the control of the Company and your employment is subsequently terminated, you will be eligible to receive a lump-sum payment equal to that set forth above, pursuant to such terms.

•	You will be required to provide necessary proof of your eligibility and legal authorization to work in the United States as provided under the Immigration Reform and Control Act of 1986.

•	You are required to complete and pass a Pre-Employment Drug Screen and Background Screen which is provided and paid for by Meade Instruments Corporation. Your appointment slip for your drug screening is enclosed.

Please signify your acceptance of the terms of this employment offer by signing the enclosed copy of this offer letter and returning it to me via confidential fax to (XXX) XXX-XXXX; retain the original copy for your records.

Should you have any questions regarding the details of this offer, please don’t hesitate to call me at (XXX) XXX-XXXX, or on my cell phone at (XXX) XXX-XXXX.
Sincerely,

/s/ Harry Casari
Chairman of the Board of Directors

Meade Instruments Corporation

My signature below indicates acceptance of the offer of employment as outlined in this letter.

/s/ Steve Muellner	April 28, 2006

Signature	Date